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                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus of JAKKS Pacific, Inc. and the Proxy Statement for the 2002 Annual Meeting of JAKKS Pacific Inc. our report dated May 8, 2002, relating to the consolidated financial statements of Toymax International, Inc. ("Toymax") appearing on our audits of the consolidated financial statements of Toymax as of March 31, 2002 and 2001, and for each of the three years in the period ended March 31, 2002 and to the incorporation by reference of our report in any registration statement relating to the offering to which this Joint Proxy Statement/Prospectus relates under the Securities Act of 1933, as amended. We also hereby consent to the reference to our firm as "Experts" in the Joint Proxy Statement/Prospectus.


                                             /s/ BDO SEIDMAN, LLP
                                             -----------------------------------
                                                BDO Seidman, LLP


New York, New York
August 20, 2002